UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 12, 2009 (June 8, 2009)
KEY ENERGY SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-8038 (Commission File Number)	04-2648081 (IRS Employer Identification No.)
1301 McKinney Street, Suite 1800
Houston, Texas 77010
(Address of Principal Executive Offices and Zip Code)
713/651-4300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (b)     Effective June 8, 2009, J. Marshall Dodson, age 38, was appointed Vice President and Treasurer of Key Energy Services, Inc. (the “Company”), replacing D. Bryan Norwood, the Company’s former Vice President and Treasurer. Previously, since joining the Company on August 22, 2005 until June 8, 2009, Mr. Dodson served as Vice President and Chief Accounting Officer and was the Company’s principal accounting officer. Effective as of assuming his new position as Vice President and Treasurer, Mr. Dodson will no longer serve as the Company’s principal accounting officer.
     (c)     Effective June 8, 2009, Ike Smith, age 34, was appointed Vice President and Controller of the Company. In addition, Mr. Smith will serve as the Company’s principal accounting officer. Previously, since January 2, 2009, Mr. Smith served as Vice President of Audit Services, overseeing the Company’s internal audit functions. Prior to that, since joining the Company on January 2, 2008 through January 2, 2009, he served as the Company’s Vice President of Finance, Internal Controls. Before joining the Company, Mr. Smith was with Horizon Offshore, Inc. where he served as Corporate Controller from August 2004 through December 2007 and as SEC Reporting Manager from June 2002 through August 2004. He also worked at Arthur Andersen LLP from 1998 until 2002 in the Assurance and Business Advisory Practice. Mr. Smith received a BBA in Accounting from Sam Houston State University in 1998.
     Mr. Smith is an at-will employee and does not have an employment agreement with the Company. The written and unwritten arrangements under which Mr. Smith is compensated include:
•	a base salary, reviewed each year by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, the Chief Executive Officer, the Chief Financial Officer, the Administration and Chief People Officer, the Chief Operating Officer and the General Counsel;
•	eligibility for long-term compensation in the form of equity awards granted under the Company’s 2007 Equity and Cash Incentive Plan and the 2009 Equity and Cash Incentive Plan, as determined by the Board or the Committee;
•	eligibility for semi-annual cash bonuses under the Company’s cash bonus incentive plan based on the achievement of pre-determined operating and financial performance measures and other performance objectives established semi-annually by the Committee (as may be adjusted by the Committee in response to changing market conditions);
•	eligibility to participate in the Company’s Employee Change in Control Severance Plan, as amended, which would entitle him, upon an involuntary termination within 12 months after a Change in Control (as defined in the plan) to (1) a severance payment equal to his weekly base salary multiplied by his completed years of service with the Company, its subsidiaries or affiliates, subject to a minimum of 24 weeks of pay, and (2) certain out-placement services and benefits; and
•	a broad-based benefits package offered to all employees, including participation in health and welfare programs for medical, pharmacy, dental, vision, life insurance and accidental death and disability.
     Mr. Smith’s annual base salary was increased from $180,000 to $210,000 in connection with his promotion. However, his salary has been, and will continue to be, reduced by 5% (to $199,500) as part of the Company-wide temporary pay reduction program implemented earlier this year in response to the current economic downturn.
     Except for the employment arrangements described above, Mr. Smith does not have an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.
Date: June 12, 2009	By:	/s/ Kimberly R. Frye
Kimberly R. Frye
Senior Vice President and General Counsel